Calculation of Filing Fee Tables
F-10
SUN LIFE FINANCIAL INC
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Equity	Common Shares	Other	3,277,951	$ 77.76	$ 254,893,469.76	0.0001381	$ 35,200.79
Fees Previously Paid
			Total Offering Amounts:				$ 254,893,469.76		$ 35,200.79
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 35,200.79
Offering Note
[1]	There are being registered under this registration statement on Form F-10 (the "Registration Statement") an aggregate of 3,277,951 common shares (the "Offered Shares") of Sun Life Financial Inc. (the "Registrant") that may be sold from time to time by the selling shareholders named in the prospectus supplement, dated July 6, 2026, to the base shelf prospectus, dated July 6, 2026, included in the Registration Statement (the "Selling Shareholders"). The Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based on the average of the high and low prices of the Registrant's common shares reported on the New York Stock Exchange on June 29, 2026. In addition, pursuant to Rule 416 under the Securities Act, the Offered Shares being registered hereunder include such indeterminate number of such securities as may be issuable with respect to the Offered Shares as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date